Exhibit 10.1


                   STOCKHOLDER AGREEMENT

     STOCKHOLDER AGREEMENT, dated as of December 17, 2004, by and among Peoples Community Bancorp, Inc. (the
"Acquiror"), a Maryland corporation, and certain stockholders of American State Corporation (the "Company"), an Indiana corporation, named on Schedule I hereto in their capacity as individuals (collectively the "Stockholders").

                       WITNESSETH:

     WHEREAS, the Acquiror and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Agreement"), which is being executed simultaneously with the execution of this Stockholder Agreement and provides for, among other things, the merger of ASC Acquisition Corp. ("Interim"), a to-be-formed wholly owned subsidiary of the Acquiror, with and into the Company (the "Merger"); and

     WHEREAS, in order to induce the Acquiror to enter into the Agreement, each of the Stockholders agrees to, among other things, vote in favor of the Agreement in his or her capacity as a stockholder of the Company.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Ownership of Company Capital Stock. Each Stockholder represents and warrants that the Stockholder has or shares the right to vote and dispose of the number of shares of common stock of the Company, no par value per share ("Company Capital Stock"), and/or preferred stock of the Company, par value $1,000 per share ("Company Preferred Stock"), set forth opposite such Stockholder's name on
Schedule I hereto. The Company Common Stock and Company Preferred Stock are collectively referred to as "Company Capital Stock."

     2. Agreements of the Stockholders. Each Stockholder covenants and agrees that:

     (a) such Stockholder shall, at any meeting of the Company's stockholders called for the purpose, vote, or cause to be voted, all shares of Company Capital Stock in which such stockholder has the right to vote (whether owned as of the date hereof or hereafter acquired) in favor of the Agreement and the related Agreement of Merger between Interim and the Company;

     (b) except as otherwise expressly permitted hereby, such Stockholder shall not, prior to the meeting of the Company's stockholders referred to in Section 2(a) hereof or the earlier termination of the Agreement in accordance with its terms, sell, pledge, transfer or otherwise dispose of the Stockholder's shares of Company Capital Stock; and


     (c) such Stockholder shall use his reasonable best efforts to take or cause to be taken all action, and to do or cause to be done all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the agreements contemplated by this Stockholder Agreement.

     Each Stockholder further agrees that the Company's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any attempted transfer of shares of Company Capital Stock held by each Stockholder, unless the transfer has been effected in compliance with the terms of this Stockholder Agreement.

     3. Successors and Assigns. A Stockholder may sell, pledge, transfer or otherwise dispose of his shares of Company Capital Stock, provided that, with respect to any sale, transfer or disposition which would occur on or before the meeting of the Company's stockholders referred to in
Section 2(a) hereof, such Stockholder obtains the prior written consent of the Acquiror and that any acquiror of such Company Capital Stock expressly agrees in writing to be bound by the terms of this Stockholder Agreement.

     4. Termination. The parties agree and intend that this Stockholder Agreement be a valid and binding agreement enforceable against the parties hereto and that damages and other remedies at law for the breach of this Stockholder Agreement are inadequate. This Stockholder Agreement may be terminated at any time prior to the consummation of the Merger by mutual written consent of the parties hereto and shall be automatically terminated in the event that the Agreement is terminated in accordance with its terms.

     5. Notices. Notices may be provided to the Company and the Stockholders in the manner specified in Section 7.03 of the Agreement, with all notices to the Stockholders being provided to them at the Company in the manner specified in such section.

     6. Governing Law. This Stockholder Agreement shall be governed by the laws of the State of Indiana without giving effect to the principles of conflicts of laws thereof.

     7. Counterparts. This Stockholder Agreement may be executed in one or more counterparts, all of which shall be considered one and the same and each of which shall be deemed an original.

     8. Headings and Gender. The Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Stockholder Agreement. Use of the masculine gender herein shall be considered to represent the masculine, feminine or neuter gender whenever appropriate.

                                2

     IN WITNESS WHEREOF, the Acquiror by a duly authorized officer, and each of the Stockholders have caused this Stockholder Agreement to be executed as of the day and year first above written.

                         PEOPLES COMMUNITY BANCORP, INC.


                         By:  /s/Jerry D. Williams
                              ____________________________________________
                              Name: Jerry D. Williams
                              Title: President and Chief Executive Officer


                         COMPANY STOCKHOLDERS:


                         /s/Howard R. Aylor
                         _______________________
                         Howard R. Aylor


                         /s/Clark H. Byrum, Sr.
                         _______________________
                         Clark H. Byrum, Sr.


                         /s/Joan D. Byrum
                         _______________________
                         Joan D. Byrum


                         /s/G. Thomas Carlino
                         _______________________
                         G. Thomas Carlino


                         /s/A. Steven Karsteter
                         _______________________
                         A. Steven Karsteter



                         THE KEY CORPORATION


                         By:  /s/Clark H. Byrum, Sr.
                              ______________________________
                              Clark H. Byrum, Sr., President

                                3

                            SCHEDULE I



                          Number of Shares of       Number of Shares of
                         Company Capital Stock    Company Preferred Stock
Name of Stockholder       Beneficially Owned          Beneficially Owned
_______________________  _______________________  ________________________

Howard E. Aylor                   7,426

Clark H. Byrum, Sr.             509,159

Joan D. Byrum                   386,673

The G. Thomas Carlino
Trust Agreement DTD             101,430
12/20/1993

A. Steven Karsteter              12,624

The Key Corporation                                         700











                                4